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                                                                      Exhibit 23



                  Consent of Independent Certified Accountants
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We have issued our report dated January 24, 2000 accompanying the consolidated financial statements of Resource Asset Investment Trust and subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Resource Asset Investment Trust on Form S-3 (File No. 333-78519, effective
May 14, 1999)


/s/ Grant Thornton LLLP
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Philadelphia, Pennsylvania
March 30, 2000